   As filed with the Securities and Exchange Commission on September 21, 2001
                                                     Registration No. 333-______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933
                             ----------------------
                            FALCONSTOR SOFTWARE, INC.

            DELAWARE                                      77-0216135
            (State or other jurisdiction of               (I.R.S. Employer
            incorporation or organization)                Identification No.)

            125 BAYLIS ROAD                               11747
            MELVILLE, NEW YORK                            (Zip Code)
(Address of principal executive offices)

                          ---------------------------

                             2000 STOCK OPTION PLAN
                            (Full title of the plan)
                          ---------------------------

                                  REIJANE HUAI
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                            FALCONSTOR SOFTWARE, INC.
                                 125 BAYLIS ROAD
                            MELVILLE, NEW YORK 11747
                     (Name and address of agent for service)

                                  631-777-5188
          (Telephone number, including area code, of agent for service)

                                 WITH A COPY TO:
                              STEVEN WOLOSKY, ESQ.
               OLSHAN GRUNDMAN FROME ROSENZWEIG & WOLOSKY LLP
                    505 PARK AVENUE, NEW YORK, NEW YORK 10022
                                 (212) 753-7200

                         CALCULATION OF REGISTRATION FEE
=========================================================================================================

                                                         Proposed        Proposed
            Title of                      Amount         Maximum         Maximum            Amount of
           Securities                     to be          offering        Aggregate         Registration
        to be registered              registered(1)        price         Offering             fee
                                                         per share         Price
---------------------------------------------------------------------------------------------------------

Common Stock, par value .001 per
share........................           8,662,296        $3.57 (2)      $30,954,545 (2)     $8,172 (2)
=========================================================================================================

(1)         Pursuant to Rule 416(c) under the Securities Act of 1933, as amended
            (the "Securities  Act") this  Registration  Statement also covers an indeterminate  amount of interests to be offered or sold pursuant to the  employee  benefit  plan(s)  described  herein.  There  are also registered  hereby  such  indeterminate  number  of shares of Common
            Stock,  $.001 par value (the "Common  Stock") as may become issuable by reason of the  operation of the  anti-dilution  provisions of the
            FalconStor Software Inc. (the "Company") 2000 Stock Option Plan (the
            "2000 Plan").

(2)         Includes 5,492,478 shares with respect to which options were granted at an average exercise price of $1.40 per share. With respect to the remaining  shares  available  for  issuance  under  the  2000  Plan, pursuant to Rule 457(h) under the Securities Act of 1933, as amended
            (the "Securities Act"), the offering price per share, solely for the purpose of determining the registration fee, is equal to the closing sale price of the  Company's  Common Stock as reported on the Nasdaq
            National Market on September 17, 2001 of $7.34 per share.

                                EXPLANATORY NOTE

            The Company has prepared this  Registration  Statement in accordance with  the  requirements  of Form S-8  under  the  Securities  Act,  to  register
8,662,296  shares of Common  Stock,  $.001 par value per share,  of the  Company issuable pursuant to the 2000 Plan of the Company.

            This Form S-8 includes a Reoffer  Prospectus  prepared in accordance with Part I of Form S-3 under the Securities Act. The Reoffer  Prospectus may be utilized for reofferings and resales of shares of Common Stock acquired pursuant to the (i) 2000 Plan and (ii) the Company's 1994 Outside  Directors Stock Option
Plan, the shares of which were previously registered.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

            The  Company  will  provide  documents  containing  the  information specified in Part I of Form S-8 to  employees  as  specified  by Rule  428(b)(1)
under the Securities Act.  Pursuant to the instructions to Form S-8, the Company is not  required  to file these  documents  either as part of this  Registration
Statement or as  prospectuses  or  prospectus  supplements  pursuant to Rule 424 under the Securities Act.

                                   PROSPECTUS

                                8,662,296 SHARES
                            FALCONSTOR SOFTWARE, INC.
                         COMMON STOCK ($.001 PAR VALUE)

            This prospectus relates to the reoffer and resale by certain selling stockholders  of  shares  of our  Common  Stock  that may be issued by us to the selling  stockholders  upon the exercise of stock options granted under our 2000
Stock Option Plan or our 1994 Outside Directors Stock Option Plan. We previously registered  the offer and sale of the shares to the selling  stockholders.  This
Prospectus also relates to certain  underlying  options that have not as of this date been granted.  If and when such options are granted to persons  required to use the prospectus to reoffer and resell the shares underlying such options,  we will  distribute a prospectus  supplement.  The shares are being  reoffered  and resold for the account of the selling  stockholders  and we will not receive any of the proceeds from the resale of the shares.

            The selling  stockholders  have  advised us that the resale of their shares  may be  effected  from time to time in one or more  transactions  on the
Nasdaq  National  Market,  in negotiated  transactions  or otherwise,  at market prices prevailing at the time of the sale or at prices otherwise negotiated. See
"Plan  of  Distribution."  We will  bear all  expenses  in  connection  with the preparation of this prospectus.

            Our  Common  Stock is  listed  on the  Nasdaq  National  Market.  On
September 17, 2001,  the closing price for the Common Stock,  as reported by the
Nasdaq National Market, was $7.34.

--------------------------------------------------------------------------------

     THIS INVESTMENT INVOLVES RISK. SEE "RISK FACTORS" BEGINNING AT PAGE 3.
--------------------------------------------------------------------------------

NEITHER  THE  SECURITIES  AND  EXCHANGE  COMMISSION  NOR  ANY  STATE  SECURITIES
COMMISSION HAS DETERMINED WHETHER THIS PROSPECTUS IS TRUTHFUL OR COMPLETE.  THEY
HAVE NOT MADE, NOR WILL THEY MAKE, ANY DETERMINATION AS TO WHETHER ANYONE SHOULD
BUY THESE SECURITIES. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

              The date of this Prospectus is ________ ____, 2001.

                       WHERE YOU CAN FIND MORE INFORMATION

            We file annual,  quarterly and special reports, proxy statements and other information with the Securities and Exchange  Commission (the "SEC").  You
may read and  copy any  document  we file at the  SEC's  public  reference  room located at Judiciary Plaza, 450 Fifth Street, N.W., Washington,  D.C. 20549. You
may obtain further  information on the operation of the public reference room by calling the SEC at  1-800-SEC-0330.  Our SEC filings are also  available  to the public over the  Internet at the SEC's Web site at  http://www.sec.gov.  You may also request  copies of such  documents,  upon payment of a duplicating  fee, by writing to the SEC at 450 Fifth Street, N.W.,  Washington,  D.C. 20549. Reports,
proxy  statements and other  information  concerning us can also be inspected at the Nasdaq National Market Operations, 1735 K Street, N.W., Washington, D.C.

                                      -1-

                           INCORPORATION BY REFERENCE

            The SEC allows us to  incorporate  by reference the  information  we file with it, which means that we can disclose  important  information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this  prospectus,  and  information  that we file later with the SEC will  automatically  update  and  supersede  this  information.  We incorporate by reference the documents  listed below and any future filings made by us with the SEC under Sections  13(a),  13(c),  14 or 15(d) of the Securities
Exchange Act of 1934,  until the sale of all the shares of Common Stock that are part of this offering.  The documents we are  incorporating  by reference are as follows:

            (1) Our Annual  Report on Form 10-K for the year ended  December 31,
2000;

            (2) Our Quarterly Report on Form 10-Q for the quarter ended June 30,
2001;

            (3) Our Current Reports on Form 8-K filed on April 16, 2001,  August
23, 2001 and September 6, 2001;

            (4) Our Registration Statement on Form S-4 filed on May 11, 2001, as subsequently amended;

            (5)  The   description   of  our  Common  Stock   contained  in  our
registration  statement  on Form 8-A  declared  effective by the SEC on June 28,
1994, including any amendments or reports filed for the purpose of updating that description.

            You may request a copy of these  filings,  excluding the exhibits to such filings which we have not  specifically  incorporated  by reference in such filings, at no cost, by writing or telephoning us at the following address:

                         FalconStor Software, Inc.
                         125 Baylis Road
                         Melville, New York  11747
                         Attention: Chief Financial Officer
                         (631) 777-5188

                              ABOUT THIS PROSPECTUS

            This  prospectus is part of a  registration  statement we filed with the SEC. You should rely only on the  information  provided or  incorporated  by reference in this prospectus or any related  supplement.  We have not authorized anyone else to provide you with different information.  The Selling Stockholders will not make an offer of these  shares  in any  state  where  the  offer is not permitted.  You should not assume that the information in this prospectus or any supplement  is accurate as of any other date than the date on the front of those documents.

                                      -2-

                                  RISK FACTORS

AN INVESTMENT IN THE SHARES OFFERED BY THIS PROSPECTUS INVOLVES A HIGH DEGREE OF
RISK.  YOU SHOULD  CAREFULLY  CONSIDER THE FOLLOWING  RISK  FACTORS,  AS WELL AS
INFORMATION  CONTAINED AND  INCORPORATED BY REFERENCE IN THIS PROSPECTUS  BEFORE
DECIDING TO INVEST IN OUR COMMON STOCK.

FAILURE OF THE MERGER TO ACHIEVE POTENTIAL  BENEFITS COULD HARM OUR BUSINESS AND
OPERATING RESULTS.

            We expect that the merger will result in potential  benefits for us.
Achieving these potential  benefits will depend on a number of factors,  some of which include:

            o    retention of key management,  marketing and technical personnel after the merger;

            o    our ability to increase our  customer  base and to increase the sales of our products; and

            o    competitive conditions in the storage networking infrastructure software market.

            We cannot assure you that the anticipated benefits will be achieved.
The failure to achieve anticipated  benefits could harm our business,  financial condition and operating results.

WE HAVE HAD LIMITED REVENUES AND A HISTORY OF LOSSES,  AND WE MAY NOT ACHIEVE OR
MAINTAIN PROFITABILITY.

            We were incorporated on February 10, 2000. Due to the early stage of our  product,  we have had  limited  revenues  and a history of losses.  For the period from inception  (February 10, 2000) through June 30, 2001, we had a gross loss of  $592,169  and a net  loss  of  $9,456,311.  We  currently  have  signed contracts with resellers and original equipment manufacturers,  or OEMs, to ship our products and expect that as a result of these  contracts,  our revenues will increase in the future.  Our business model depends upon signing agreements with additional OEM customers, developing a reseller sales channel, and expanding our direct sales force. Any difficulty in obtaining these OEM and reseller customers or in attracting  qualified sales personnel will negatively impact our financial performance.

NETWORK PERIPHERALS INC. MAY HAVE LIABILITIES AND ONGOING OBLIGATIONS TO CERTAIN
CUSTOMERS AND SUPPLIERS AS A RESULT OF THE WINDING DOWN OF ITS BUSINESS.

            Network  Peripherals  Inc.  had  existing  agreements  with  certain suppliers  and  customers,  which  we are  in  the  process  of  terminating  in connection with the winding down of that business.  NPI may have  liabilities to certain existing customers and suppliers as a result of the termination of these agreements.  While we are taking steps to minimize any such potential liability, we  cannot  be sure  that our  efforts  to  remove  all such  liability  will be successful.

THE MARKET FOR IP-BASED STORAGE SOLUTIONS IS NEW AND UNCERTAIN, AND OUR BUSINESS
WILL SUFFER IF IT DOES NOT DEVELOP AS WE EXPECT.

            The rapid adoption of Internet protocol (IP)-based storage solutions is critical to our future  success.  The market for IP-based  solutions is still

                                      -3-

unproven,  making it difficult to predict its  potential  size or future  growth rate, and there are currently only a handful of companies with IP-based  storage products that are  commercially  available.  Most potential  customers have made substantial investments in their current storage networking infrastructure,  and they may elect to remain  with  current  network  architectures  or to adopt new architecture,  in limited stages or over extended  periods of time. We will need to convince these  potential  customers of the benefits of our IP-based  storage products for future storage network  infrastructure  upgrades or expansions.  We cannot be certain  that a viable  market  for our  products  will  develop or be sustainable.  If this market does not develop,  or develops  more slowly than we expect,  our business,  financial  condition and results of operations  would be seriously harmed.

IF WE ARE UNABLE TO DEVELOP AND MANUFACTURE NEW PRODUCTS THAT ADDRESS ADDITIONAL
STORAGE  NETWORKING  INFRASTRUCTURE  SOFTWARE  MARKET  SEGMENTS,  OUR  OPERATING
RESULTS MAY SUFFER.

            Although  our  current  products  are  designed  for one of the most significant segments of the storage networking  infrastructure  software market, demand may shift to other market segments.  Accordingly,  we may need to develop
and  manufacture  new  products  that  address   additional  storage  networking
infrastructure  software  market  segments and emerging  technologies  to remain competitive in the data storage software industry.  We cannot assure you that we
will  successfully  qualify  new  storage  networking   infrastructure  software
products  with  our  customers  by  meeting  customer  performance  and  quality specifications or quickly achieve high volume  production of storage  networking infrastructure software products.

            Any failure to address  additional  market  segments  could harm our business, financial condition and operating results.

OUR COMPLEX  PRODUCTS  MAY HAVE ERRORS OR DEFECTS  THAT COULD  RESULT IN REDUCED
DEMAND FOR OUR PRODUCTS OR COSTLY LITIGATION.

            Our IPStor  platform is complex and designed to be deployed in large and complex  networks.  Many of our customers  will require that our products be designed to interface with customers' existing networks,  each of which may have different  specifications and utilize multiple protocol  standards.  Because our products  are  critical  to the  networks  of  our  customers,  any  significant interruption  in their service as a result of defects in our product  within our customers'  networks  could result in lost  profits or damage to our  customers.
These problems could cause us to incur  significant  service and warranty costs, divert engineering  personnel from product development efforts and significantly impair our ability to maintain existing  customer  relationships and attract new customers.  In addition,  a product liability claim,  whether successful or not, would  likely be time  consuming  and  expensive  to  resolve  and would  divert management  time and attention.  Further,  if we are unable to fix the errors or other  problems  that may be  identified  in full  deployment,  we would  likely experience  loss of or  delay  in  revenues  and loss of  market  share  and our business and prospects would suffer.

                                      -4-

THROUGH  JUNE  30,  2001,  WE  RECEIVED  49% OF  OUR  REVENUES  FROM A  ONE-TIME
CONSULTING  FEE AND A MAJORITY OF OUR FUTURE  REVENUES  MAY BE DERIVED FROM OEMS
AND RESELLERS.

            From inception through June 30, 2001, one customer, Depository Trust
Company,  accounted for 49% of our revenues. Such revenues related to a one-time consulting  fee,  and we do not expect that we will realize  significant  future revenues from this customer or from consulting services.  Our management expects that the expansion of the end user base through OEMs and resellers  will account for a significant  portion of our revenue.  We presently have  approximately  43 signed  contracts  with  OEMs  and  resellers.  These  contracts  are  generally terminable upon 30 to 60 days' notice and OEMs and resellers have a wide variety of suppliers to choose from and therefore could make substantial  demands on the
Company.  If we lose a key customer or if any of our key customers  reduce their orders of our products or require us to reduce our prices  before we are able to reduce costs,  our  business,  financial  condition and operating  results would suffer.

OUR QUARTERLY RESULTS MAY FLUCTUATE  SIGNIFICANTLY,  WHICH COULD CAUSE OUR STOCK
PRICE TO DECLINE.

            Our future performance will depend on many factors, including:

            o    the average unit selling price of our products;
            o    existing  or new  competitors  introducing  better  products at competitive prices before we do;
            o    our ability to manage  successfully  the complex and  difficult process of qualifying our products with our customers;
            o    our customers canceling,  rescheduling or deferring significant orders for our products,  particularly  in  anticipation of new products or enhancements from us or our competitors;
            o    import or export  restrictions on our  proprietary  technology;
                 and
            o    personnel changes.

            Many of our expenses are relatively fixed and difficult to reduce or modify.  As a result,  the fixed nature of our expenses will magnify any adverse effect of a decrease in revenue on our operating results.

THE STORAGE NETWORKING  INFRASTRUCTURE SOFTWARE MARKET IS HIGHLY COMPETITIVE AND
INTENSE COMPETITION COULD NEGATIVELY IMPACT OUR BUSINESS.

            The storage networking  infrastructure  software market is intensely competitive even during periods when demand is stable.  Our management  believes that we compete  primarily with DataCore and StorageApps.  Those competitors and other potential  competitors may be able to establish  rapidly or expand storage
networking   infrastructure  software  offerings  more  quickly,  adapt  to  new technologies and customer  requirements faster and take advantage of acquisition and other opportunities more readily.

Our competitors also may:

            o    consolidate   or  establish   strategic   relationships   among
                 themselves to lower their product costs or to otherwise compete more effectively against us; or
            o    bundle their  products with other  products to increase  demand for their products.

                                      -5-

            In  addition,  some  OEMs with  whom we do  business,  or hope to do business,  may enter the market directly and rapidly capture market share. If we fail  to  compete  successfully  against  current  or  future  competitors,  our business, financial condition and operating results may suffer.

THE LOSS OF ANY OF OUR KEY PERSONNEL COULD HARM OUR BUSINESS.

            Our success  depends  upon the  continued  contributions  of our key employees,  many of whom would be extremely difficult to replace. We do not have key person life insurance on any of our personnel. Many of our senior management and a significant  number of our other  employees  have been with us for a short period of time.  Worldwide  competition  for  skilled  employees  in the storage networking  infrastructure  software  industry is extremely  intense.  If we are unable to retain existing employees or to hire and integrate new employees,  our business,  financial  condition and operating results could suffer. In addition, companies whose employees accept positions with competitors often claim that the competitors  have engaged in unfair hiring  practices.  We may be the subject of such claims in the future as we seek to hire qualified personnel and could incur substantial costs defending ourselves against those claims.

OUR BOARD OF  DIRECTORS  MAY  SELECTIVELY  RELEASE  SHARES OF OUR  COMMON  STOCK
RECEIVED BY THE FORMER FALCONSTOR, INC. STOCKHOLDERS FROM LOCK-UP RESTRICTIONS.

            Our board of directors may, in its sole  discretion,  release any or all  of the  shares  of our  common  stock  received  by the  former  FalconStor stockholders from lock-up  restrictions at any time with or without notice.  Any release of such shares from  lock-up  restrictions  may be applied to our former
stockholders  on  a  proportionate   or  selective  basis.  If  the  release  is
selectively  applied,  the  stockholders  whose shares are not released  will be forced to hold such shares while other  stockholders may sell. In addition,  the release of any such shares could depress our stock price.

IF WE ARE UNABLE TO PROTECT OUR INTELLECTUAL PROPERTY, OUR BUSINESS WILL SUFFER.

            Our success is dependent upon our proprietary technology. Currently, the IPStor  software suite is the core of our  proprietary  technology.  We have three pending patent applications and pending trademark  applications related to our IPStor  product.  We cannot predict  whether we will receive patents for our pending or future patent  applications,  and any patents that we own or that are issued to us may be invalidated,  circumvented or challenged.  In addition,  the laws of  certain  countries  in  which  we sell and  manufacture  our  products,
including   various  countries  in  Asia,  may  not  protect  our  products  and intellectual  property  rights  to the same  extent  as the  laws of the  United
States.

            We also rely on trade secret,  copyright and trademark laws, as well as the confidentiality and other restrictions  contained in our respective sales contracts  and  confidentiality  agreements to protect our  proprietary  rights.
These legal protections afford only limited protection.

OUR  TECHNOLOGY  MAY BE  SUBJECT  TO  INFRINGEMENT  CLAIMS  THAT  COULD HARM OUR
BUSINESS.

            We may become subject to litigation  regarding  infringement  claims alleged by third  parties.  We have received  correspondence  from a third party claiming  that some of our employees  formerly  employed by that third party may

                                      -6-

have  disclosed  proprietary  information  of the third  party in  violation  of certain  agreements or other  obligations to that third party.  This third party has also asserted that our intellectual property may be based on or utilizes its intellectual property. As of the date of this registration  statement, no formal action has been taken by the third  party.  We believe  these claims are without merit. However, if an action is commenced against us, our management may have to
devote   substantial   attention  and  resources  to  defend  these  claims.  An
unfavorable  result for the Company could have a material  adverse effect on our business,  financial  condition and operating and could limit our ability to use our intellectual property.

WE HAVE A SIGNIFICANT  AMOUNT OF AUTHORIZED BUT UNISSUED  PREFERRED STOCK, WHICH
MAY AFFECT THE LIKELIHOOD OF A CHANGE OF CONTROL IN OUR COMPANY.

            Our Board of Directors has the authority,  without further action by the  stockholders,  to issue up to 2,000,000  shares of preferred  stock on such terms and with such rights,  preferences and  designations,  including,  without limitation  restricting  dividends on our common  stock,  dilution of the voting power of our common stock and impairing the liquidation rights of the holders of our  common  stock,  as  the  Board  may  determine  without  any  vote  of  the stockholders.  Issuance  of such  preferred  stock,  depending  upon the rights, preferences and designations thereof may have the effect of delaying,  deterring or  preventing  a  change  in  control.  In  addition,  certain  "anti-takeover"
provisions of the Delaware  General  Corporation  Law,  among other things,  may restrict  the  ability  of our  stockholders  to  authorize  a merger,  business combination or change of control.

WE HAVE A SIGNIFICANT NUMBER OF OUTSTANDING OPTIONS, THE EXERCISE OF WHICH WOULD
DILUTE THE THEN-EXISTING STOCKHOLDERS' PERCENTAGE OWNERSHIP OF OUR COMMON STOCK.

            As of September 3, 2001, we have outstanding  options to purchase an aggregate of 7,473,372 shares of our common stock at a weighted average exercise price of $3.97 per share.

            The  exercise of all of the  outstanding  options  would  dilute the then-existing  stockholders' percentage ownership of common stock, and any sales in the public  market of the common  stock  issuable  upon such  exercise  could adversely affect prevailing market prices for the common stock. In addition, the existence of a significant  amount of  outstanding  options may encourage  short selling by the option  holders  since the  exercise of the  outstanding  options could depress the price of our common stock.  Moreover,  the terms upon which we would be able to obtain  additional  equity capital could be adversely  affected because  the holders of such  securities  can be expected to exercise or convert them at a time when we would,  in all  likelihood,  be able to obtain any needed capital on terms more favorable than those provided by such securities.

                                      -7-

                                   THE COMPANY

            We are a provider of storage networking infrastructure software. Our open software  approach to storage  networking  enables companies to capture and manipulate  the  expanding  volume  of  enterprise  data  and  existing  storage
solutions,   without   rendering  those  solutions   obsolete.   By  moving  the
"intelligence"  of  storage  management  from  hardware  to  software,  we allow companies  to adopt  Fibre  Channel  technology  while  maximizing  their  prior investments in Ethernet information technology, or IT, infrastructure and taking full advantage of the ubiquitous connectivity of the industry-standard  internet
protocol,   or  IP.  Our  software   technology  can  rapidly   embrace  various
input/output, or I/O, interface, communications standards and innovative storage services as they are  introduced.  Our flagship IPStor product began shipping in
May  2001.  IPStor  is  a  storage  solution  that  combines   industry-standard
connectivity  with  next-generation  network storage  services,  offering large,
widely-dispersed   enterprises  a  complete  storage  management  solution  that includes  all  four  of  the  key  service  categories:  universal  connectivity
supporting  both  Fibre  Channel  and   IP/iSCSI-based   storage   provisioning,
virtualization;  storage services such as fail-over, mirroring,  replication and snapshot,  and  unified  storage  area  network,  or SAN,  and  network-attached storage, or NAS. Our commitment to open standards and universal connectivity has been endorsed by industry leaders such as Adaptec,  Cisco,  Crossroads,  Emulex,
Gadzoox, IBM, NEC and QLogic.

                                CORPORATE HISTORY

            Network  Peripherals,  Inc. was  incorporated in California in March
1989  and  was  reincorporated  in  Delaware  in  1994.  FalconStor,   Inc.  was
incorporated in Delaware in February 2000. On August 22, 2001, we consummated an
Agreement and Plan of Merger and Reorganization  between us,  FalconStor,  Inc., and Empire  Acquisition  Corp.  whereby the  stockholders  of  FalconStor,  Inc.
received our common stock in exchange for the shares or FalconStor capital stock they owned, and our name was changed from Network Peripherals Inc. to FalconStor
Software,  Inc.  Although  we  acquired  FalconStor,  Inc.  as a  result  of the transaction,  FalconStor stockholders hold a majority of the voting interests in the combined enterprise.  Accordingly,  for accounting purposes, the acquisition was a  "reverse  acquisition"  and  FalconStor  was the  "accounting  acquiror."
Further,  as a result of Network  Peripherals Inc.'s decision to discontinue its
NuWave and legacy  business,  Network  Peripherals  Inc.  became a non-operating public shell with no continuing operations,  and no intangible assets associated with Network  Peripherals Inc. were purchased by FalconStor,  Inc.  Accordingly, the transaction  will be accounted for as a  recapitalization  of FalconStor and recorded  based on the fair value of  Network  Peripherals  Inc.'s net  tangible assets acquired by FalconStor, with no goodwill or other intangible assets being recognized.  Costs incurred by FalconStor  directly  related to the  transaction will be charged to stockholders' equity. For further information relating to the transaction, see our proxy statement for special meeting of stockholders held on
August 22, 2001 and our Current Report on Form 8-K, dated September 6, 2001.

            Our  principal  executive  offices are  located at 125 Baylis  Road,
Melville,   New  York   11747.   We  are  a  provider   of  storage   networking
infrastructure. Our telephone number is (631) 777-5188.

                                      -8-

                                 USE OF PROCEEDS

            The shares of Common Stock offered  hereby are being  registered for the account of the  selling  stockholders  identified  in this  prospectus.  See
"Selling  Stockholders." All net proceeds from the sale of the Common Stock will go to the stockholders who offer and sell their shares.  We will not receive any part of the proceeds from such sales of Common Stock. We will, however,  receive the exercise price of the options at the time of their  exercise.  If all of the options related to the Common Stock being  registered  herein are exercised,  we will  realize  proceeds  in the  amount of  $2,462,038.  Such  proceeds  will be contributed to working capital and will be used for general corporate purposes.

                              SELLING STOCKHOLDERS

            This  Prospectus  relates to the reoffer and resale of shares issued or that may be issued to the selling  stockholders  under our 2000 Stock  Option
Plan and our 1994 Outside Directors Stock Option Plan.

            The  following  table  sets forth (i) the number of shares of Common
Stock beneficially owned by each selling  stockholder at September 1, 2001, (ii)
the number of shares to be offered for resale by each selling stockholder (i.e., the total number of shares underlying  options held by each selling  stockholder irrespective  of whether such options are presently  exercisable  or exercisable within sixty days of September 1, 2001),  and (iii) the number and percentage of shares  of our  Common  Stock  to be  held  by each  selling  stockholder  after completion of the offering.

                                                                               Number of
                                                                               shares of
                                                                                Common               Percentage of
                                                            Number of         Stock After             Class to be
                           Number of shares of Common     Shares to be       Completion of            Owned After
                            Stock Beneficially Owned at    Offered for       the Offering            Completion of
    Name                       September 1, 2001 (1)         Resale              (2)                 the Offering
-----------------          ----------------------------   ------------       ------------            ------------

Jacob Ferng(3)                       95,285                 288,743              95,285                   *
Wayne Lam(4)                         95,285                 288,743              82,147                   *
Glenn Penisten(5)                   614,654                 386,667             227,987                   *
Lawrence S. Dolin(6)                 40,000                  15,000              40,000                   *
Steven H. Owings(7)                  58,030                  15,000              58,030                   *
Steven A. Fischer(8)                  2,500                  15,000               2,500                   *

----------------
* Less than one percent

                                      -9-

(1)         A person is deemed to be the beneficial  owner of voting  securities that can be acquired  by such  person  within 60 days after the date hereof  upon  the  exercise  of  options,  warrants  or  convertible
            securities.   Each  beneficial  owner's   percentage   ownership  is
            determined  by  assuming  that  options,   warrants  or  convertible
            securities  that are held by such  person (but not those held by any other person) and that are  currently  exercisable  (i.e.,  that are
            exercisable   within  60  days  from  the  date  hereof)  have  been
            exercised.  Unless  otherwise  noted,  the Company believes that all persons  named in the table have sole  voting and  investment  power with respect to all shares beneficially owned by them.

(2)         Consists  of shares  issuable  upon the  exercise  of  options  both currently and not currently exercisable.

(3)         Based upon  information  contained  in the Form 3 filed by Mr. Ferng and certain  other  information.  Consists of shares of Common Stock issuable upon exercise of options. Mr. Ferng joined FalconStor, Inc.
            in August 2000 as Chief Financial Officer and Vice President and has
            served as Chief  Financial  Officer,  Vice  President  and Secretary
            since August 2001.

(4)         Based upon information  contained in the Form 3 filed by Mr. Lam and certain  other  information.  Consists  of shares  of  Common  Stock issuable  upon the  exercise  of  presently  exercisable  options or
            options   exercisable   within  60  days  hereof.   Mr.  Lam  joined
            FalconStor, Inc. in April 2000 as Vice President,  Marketing and has
            served as the Company's Vice President, Marketing since August 2001.

(5)         Based upon information contained in the Form 4 filed by Mr. Penisten and  certain  other  information.  Includes  an option  to  purchase
            386,667 shares of common stock within 60 days. Mr. Penisten has been a director of the Company since 1996.

(6)         Based on information  contained in the Form 3 filed by Mr. Dolin and certain other  information.  Includes 40,000 shares held by Northern
            Union Club. Mr. Dolin is a general partner of Mordo Partners,  which is a general  partner of Northern Union Club.  Mr.  Dolin's  options were  granted  pursuant to the 1994 Outside  Directors  Stock Option
            Plan (the "1994 Plan").  Does not include options to purchase 35,000 shares of our Common  Stock which have been  granted  under the 1994
            Plan subject to stockholder  approval.  Mr. Dolin joined the Company in August 2001 as a director.

(7)         Based upon  information  contained in the Form 3 filed by Mr. Owings and certain  other  information.  Mr.  Owings'  options were granted pursuant  to the 1994 Plan.  Does not  include  options to  purchase
            35,000  shares of our Common Stock which have been granted under the
            1994 Plan subject to  stockholder  approval.  Mr.  Owings joined the
            Company in August 2001 as a director.

(8)         Based upon information  contained in the Form 3 filed by Mr. Fischer and certain other  information.  Mr. Fischer's  options were granted pursuant  to the 1994 Plan.  Does not  include  options to  purchase
            35,000  shares of our Common Stock which have been granted under the
            1994 Plan subject to  stockholder  approval.  Mr. Fischer joined the
            Company in August 2001 as a director.

                                      -10-

                              PLAN OF DISTRIBUTION

            This  offering  is  self-underwritten;  neither  we nor the  selling stockholders  have employed an  underwriter  for the sale of Common Stock by the selling  stockholders.  We  will  bear  all  expenses  in  connection  with  the preparation of this Prospectus.  The selling stockholders will bear all expenses associated with the sale of the Common Stock.

            The  selling  stockholders  may offer their  shares of Common  Stock directly  or  through  pledgees,  donees,  transferees  or other  successors  in interest in one or more of the following transactions:

            o    On any stock  exchange on which the shares of Common  Stock may be listed at the time of sale
            o    In negotiated transactions
            o    In the over-the-counter market
            o    In a combination of any of the above transactions

            The selling  stockholders  may offer their shares of Common Stock at any of the following prices:

            o    Fixed prices which may be changed
            o    Market prices prevailing at the time of sale
            o    Prices related to such prevailing market prices
            o    At negotiated prices

            The selling  stockholders  may effect such  transactions  by selling shares to or through  broker-dealers,  and all such  broker-dealers  may receive compensation  in the form of discounts,  concessions,  or  commissions  from the selling  stockholders  and/or the  purchasers of shares of Common Stock for whom such  broker-dealers  may act as agents or to whom they sell as  principals,  or both (which compensation as to a particular  broker-dealer might be in excess of customary commissions).

            Any   broker-dealer   acquiring   Common   Stock  from  the  selling
stockholders  may sell the shares either directly,  in its normal  market-making activities, through or to other brokers on a principal or agency basis or to its customers.  Any such  sales  may be at  prices  then  prevailing  on the  Nasdaq
National  Market or at prices  related to such  prevailing  market  prices or at negotiated prices to its customers or a combination of such methods. The selling stockholders and any broker-dealers  that act in connection with the sale of the
Common Stock hereunder might be deemed to be  "underwriters"  within the meaning of Section 2(11) of the Securities Act; any commissions received by them and any profit on the resale of shares as principal  might be deemed to be  underwriting discounts and  commissions  under the Securities Act. Any such  commissions,  as well as other  expenses  incurred by the  selling  stockholders  and  applicable transfer taxes, are payable by the selling stockholders.

                                      -11-

            The selling  stockholders  reserve the right to accept, and together with any  agent of the  selling  stockholder,  to reject in whole or in part any proposed  purchase of the shares of Common Stock. The selling  stockholders will pay any sales  commissions  or other  seller's  compensation  applicable to such transactions.

            We have not  registered  or qualified  offers and sales of shares of the Common Stock under the laws of any country, other than the United States. To comply  with  certain  states'  securities  laws,  if  applicable,  the  selling stockholders  will  offer  and  sell  their  shares  of  Common  Stock  in  such jurisdictions  only  through  registered  or  licensed  brokers or  dealers.  In addition,  in certain  states  the  selling  stockholders  may not offer or sell shares of Common Stock unless we have  registered  or qualified  such shares for sale in such  states  or we have  complied  with  an  available  exemption  from registration or qualification.

            The selling shareholders have represented to us that any purchase or sale of shares of Common Stock by them will comply with Regulation M promulgated under the  Securities  Exchange Act of 1934,  as amended.  In general,  Rule 102 under  Regulation M prohibits any person  connected with a  distribution  of our
Common Stock (a  "Distribution")  from  directly or  indirectly  bidding for, or purchasing for any account in which he or she has a beneficial interest,  any of our Common Stock or any right to purchase our Common Stock,  for a period of one business  day before and after  completion  of his or her  participation  in the distribution (we refer to that time period as the "Distribution Period").

            During  the  Distribution   Period,  Rule  104  under  Regulation  M
prohibits  the  selling  shareholders  and  any  other  persons  engaged  in the
Distribution from engaging in any stabilizing bid or purchasing our Common Stock except for the purpose of  preventing  or retarding a decline in the open market price of our Common Stock. No such person may effect any stabilizing transaction to facilitate any offering at the market.  Inasmuch as the selling  shareholders will be  reoffering  and  reselling  our Common  Stock at the  market,  Rule 104 prohibits them from effecting any stabilizing  transaction in  contravention  of
Rule 104 with respect to our Common Stock.

            There can be no assurance  that the selling  shareholders  will sell any or all of the shares offered by them hereunder or otherwise.

                                  LEGAL MATTERS

            Certain legal matters in connection  with the issuance of the shares of Common Stock  offered  hereby have been passed upon for the Company by Olshan
Grundman  Frome  Rosenzweig & Wolosky LLP, 505 Park Avenue,  New York,  New York
10022.  Steven Wolosky,  a member of Olshan Grundman Frome  Rosenzweig & Wolosky
LLP, holds 90,232 shares of Common Stock in the Company.

                                     EXPERTS

            The  consolidated  financial  statements  of  FalconStor,   Inc.  (a
development  stage  enterprise) as of December 31, 2000, and for the period from inception  (February 10, 2000) through December 31, 2000 have been  incorporated

                                      -12-

by reference in this Prospectus and in the registration statement in reliance on the report of KPMG LLP, independent  certified public accountants,  incorporated by reference herein,  and upon the authority of said firm as experts in auditing and accounting.

            The consolidated financial statements of Network Peripherals Inc. as of  December  31,  2000 and 1999 and for each of the three  years in the  period ended December 31, 2000  incorporated  by reference in this Prospectus have been so incorporated by reference in reliance on the report of PricewaterhouseCoopers
LLP, independent accountants,  given on the authority of said firm as experts in auditing and accounting.

                             ADDITIONAL INFORMATION

            We have  filed  with the SEC a  Registration  Statement  on Form S-8 under the Securities Act with respect to the Shares offered hereby.  For further information  with  respect to the Company  and the  securities  offered  hereby, reference is made to the Registration  Statement.  Statements  contained in this
Prospectus  as to the  contents  of any  contract  or  other  document  are  not necessarily  complete,  and in each  instance,  reference is made to the copy of such  contract or document  filed as an exhibit to the  Registration  Statement, each such statement being qualified in all respects by such reference.

                                      -13-

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            The SEC allows us to  incorporate  by reference the  information  we file with it, which means that we can disclose  important  information to you by referring you to those documents. The information we incorporate by reference is considered to be part of this  prospectus,  and  information  that we file later with the SEC will  automatically  update  and  supersede  this  information.  We incorporate by reference the documents  listed below and any future filings made by us with the SEC under Sections  13(a),  13(c),  14 or 15(d) of the Securities
Exchange Act of 1934,  until the sale of all the shares of Common Stock that are part of this offering.  The documents we are  incorporating  by reference are as follows:

            (1) Our Annual  Report on Form 10-K for the year ended  December 31,
2000;

            (2) Our Quarterly Report on Form 10-Q for the quarter ended June 30,
2001;

            (3) Our Current Reports on Form 8-K filed on April 16, 2001,  August
23, 2001 and September 6, 2001; and

            (4) Our Registration Statement on Form S-4 filed on May 11, 2001, as subsequently amended;

            (5)  The   description   of  our  Common  Stock   contained  in  our
registration  statement  on Form 8-A  declared  effective by the SEC on June 28,
1994, including any amendments or reports filed for the purpose of updating that description.

ITEM 4.  DESCRIPTION OF SECURITIES

            Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

            Steven  Wolosky,  a member of Olshan  Grundman  Frome  Rosenzweig  &
Wolosky LLP, holds 90,232 shares of Common Stock of the Company.

ITEM 6. INDEMNIFICATION OF OFFICERS AND DIRECTORS

            As permitted by the Delaware General  Corporation Law ("DGCL"),  the
Company's  Certificate  of  Incorporation,   as  amended,  limits  the  personal
liability  of a director  or officer to the  Company  for  monetary  damages for breach of fiduciary duty of care as a director.  Liability is not eliminated for
(i)  any  breach  of the  director's  duty  of  loyalty  to the  Company  or its stockholders,  (ii)  acts  or  omissions  not in good  faith  or  which  involve

                                      -14-

intentional  misconduct or a knowing violation of law, (iii) unlawful payment of dividends or stock purchase or redemptions  pursuant to Section 174 of the DGCL, or (iv) any  transaction  from which the director  derived an improper  personal benefit.

            The  Company has also entered into  indemnification  agreements with each of its directors and executive  officers.  The  indemnification  agreements provide that the  directors and executive  officers will be  indemnified  to the fullest  extent  permitted by  applicable  law against all  expenses  (including attorneys' fees),  judgments,  fines and amounts  reasonably paid or incurred by them for  settlement in any  threatened,  pending or completed  action,  suit or proceeding,  including any derivative  action, on account of their services as a director or officer of the Company or of any subsidiary of the Company or of any other  company or  enterprise  in which they are  serving at the  request of the
Company.   No  indemnification   will  be  provided  under  the  indemnification
agreements,  however,  to any director or executive  officer in certain  limited circumstances,  including  on  account  of  knowingly  fraudulent,  deliberately
dishonest  or  willful   misconduct.   To  the  extent  the  provisions  of  the
indemnification  agreements exceed the  indemnification  permitted by applicable law, such  provision may be  unenforceable  or may be limited to the extent they are found by a court of competent jurisdiction to be contrary to pubic policy.

DELAWARE LAW

            The Company is subject to Section 203 of the DGCL, which prevents an
"interested  stockholder" (defined in Section 203, generally, as a person owning
15% or more of a  corporation's  outstanding  voting  stock) from  engaging in a
"business combination" with a publicly-held Delaware corporation for three years following  the date such person became an interested  stockholder,  unless:  (i)
before such person became an interested  stockholder,  the board of directors of the  corporation  approved the  transaction in which the interested  stockholder became an interested stockholder or approved the business combination; (ii) upon consummation  of the transaction  that resulted in the interested  stockholder's becoming an interested stockholder, the interested stockholder owns at least 85%
of the voting stock of the  corporation  outstanding at the time the transaction commenced (subject to certain exceptions), or (iii) following the transaction in which such person became an interested stockholder,  the business combination is approved  by the board of  directors  of the  corporation  and  authorized  at a meeting of  stockholders  by the  affirmative  vote of the holders of 66% of the outstanding  voting  stock  of the  corporation  not  owned  by  the  interested stockholder. A "business combination" includes mergers, stock or asset sales and
other   transactions   resulting  in  a  financial  benefit  to  the  interested
stockholder.

            The  provisions  of Section 203 of the DGCL could have the effect of delaying, deferring or preventing a change in the control of the Company.

            FalconStor  Software,   Inc.  maintains  a  directors  and  officers
insurance and company  reimbursement  policy.  The policy insures  directors and officers against  unindemnified loss arising from certain wrongful acts in their capacities  and  reimburses  FalconStor  Software,  Inc. for such loss for which
FalconStor  Software,  Inc. has lawfully indemnified the directors and officers.
The policy  contains  various  exclusions,  none of which relate to the offering hereunder.  FalconStor Software, Inc. also has agreements with its directors and

                                      -15-

officers providing for the indemnification thereof under certain circumstances.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED

            Not applicable.

ITEM 8.  EXHIBITS

       *4.1      2000 Stock Option Plan.
        4.2      1994  Outside  Directors  Stock  Option  Plan  incorporated  by
                 reference  to  Exhibit  10.4  to  the  Company's   Registration
                 Statement on Form S-1 (File No. 33-78350).
       *5.1      Opinion of Olshan Grundman Frome Rosenzweig & Wolosky as to
                 the  legality  of  the  stock  covered  by  this   registration
                 statement.
      *23.1      Consent of KPMG LLP, independent public accountants.
      *23.2      Consent  of  PricewaterhouseCoopers   LLP,  independent  public
                 accountants.
      *23.3      Consent of Olshan  Grundman  Frome  Rosenzweig  and Wolosky LLP
                 (included in exhibit 5.1)
      *24.1      Powers of Attorney (included on signature page).

------------------
    *   Filed herewith.

ITEM 9.  UNDERTAKINGS.

            A.   The undersigned registrant hereby undertakes:

                 (1)  To file,  during any  period in which  offers or sales are
                      being   made,   a   post-effective   amendment   to   this
                      Registration Statement:

                      (i)  To  include  any   prospectus   required  by  Section
                           10(a)(3) of the Securities Act of 1933;

                     (ii)  To  reflect  in the  prospectus  any  facts or events arising after the effective date of the  Registration
                           Statement   (or  the   most   recent   post-effective
                           amendment  thereof)  which,  individually  or in  the
                           aggregate,  represent  a  fundamental  change  in the
                           information set forth in the Registration Statement;

                    (iii)  To include any material  information  with respect to the plan of distribution not previously  disclosed in
                           the Registration  Statement or any material change to
                           such information in the Registration Statement;

                      PROVIDED,  HOWEVER,  that paragraphs (i) and (ii) above do not apply if the information  required to be included in a post-effective  amendment by those paragraphs is contained

                                      -16-

                      in periodic  reports filed by the  registrant  pursuant to
                      Section 13 or 15(d) of the Securities Exchange Act of 1934
                      that are  incorporated  by reference  in the  Registration
                      Statement;

                 (2)  That, for the purposes of determining  any liability under the  Securities  Act of  1933,  each  such  post-effective amendment  shall  be  deemed  to  be  a  new  registration statement relating to the securities offered therein,  and the  offering  of such  securities  at that time  shall be deemed to be the initial bona fide offering thereof; and

                 (3)  To remove from  registration by means of a  post-effective amendment  any of the  securities  being  registered  that remain unsold at the termination of the offering.

            B.   The undersigned registrant hereby undertakes that, for purposes of determining  any liability under the Securities Act of 1933, each  filing of the  registrant's  annual  report  pursuant  to
                 Section 13(a) or 15(d) of the  Securities  Exchange Act of 1934
                 (and,  where  applicable,  each filing of an  employee  benefit
                 plan's  annual   report   pursuant  to  Section  15(d)  of  the
                 Securities  Exchange  Act of  1934)  that  is  incorporated  by reference in this Registration  Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            C.   Insofar as  indemnification  for liabilities  arising under the
                 Securities Act of 1933 may be permitted to directors,  officers and  controlling  persons  of the  registrant  pursuant  to the foregoing  provisions,  or otherwise,  the  registrant has been advised  that in the  opinion of the  Securities  and  Exchange
                 Commission  such  indemnification  is against  public policy as expressed  in the  Securities  Act of 1933  and is,  therefore, unenforceable.  In the event  that a claim for  indemnification against  such  liabilities  (other  than  the  payment  by  the registrant of expenses incurred or paid by a director,  officer or  controlling  person  of the  registrant  in the  successful defense of any action,  suit or proceeding) is asserted by such director,  officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion  of its  counsel  the  matter  has  been  settled  by a
                 controlling  precedent,   submit  to  a  court  of  appropriate
                 jurisdiction the question whether such indemnification by it is against  public  policy as expressed in the  Securities  Act of
                 1933 and will be  governed  by the final  adjudication  of such issue.

                                      -17-

                                   SIGNATURES

            In accordance  with the  requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the  requirements of filing on Form S-8 and authorizes this  Registration
Statement  to be  signed  on its  behalf  by  the  undersigned,  thereunto  duly authorized,  in the  Town of  Melville,  State of New  York,  on the 21st day of
September, 2001.

                               FALCONSTOR SOFTWARE, INC.
                               ---------------------------------------
                               (Registrant)

                               By: /s/ ReiJane Huai
                                   -----------------------------------
                                       ReiJane Huai
                                       President and Chief Executive Officer

                                POWER OF ATTORNEY

            KNOW ALL MEN BY THESE  PRESENTS,  that each person  whose  signature appears below  constitutes and appoints each of ReiJane Huai and Jacob Ferng his true and lawful attorneys-in-fact and agent, with full power of substitution and resubstitution,  for and in his or her  name,  place and  stead,  in any and all capacities, to sign any or all amendments to this Registration Statement, and to file the same,  with all exhibits  thereto,  and other  documents in  connection therewith,  with the  Securities  and Exchange  Commission,  granting  unto said attorney-in-fact  and agent, full power and authority to do and perform each and every act and thing requisite necessary to be done in and about the premises, as fully to all  intents  and  purposes  as he or she might or could do in  person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his or her substitute, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the  requirements  of the Securities  Act of 1933,  this
Registration  Statement  has  been  signed  by  the  following  persons  in  the capacities and on the date indicated.

       SIGNATURE                    Title                             Date
       ---------                    -----                             ----

/s/ ReiJane Huai            Director, President and Chief        September 21, 2001
-------------------         Executive Officer (Principal
ReiJane Huai                Executive Officer)

/s/ Jacob Ferng             Vice President and Chief Financial   September 21, 2001
-------------------         Officer (Principal Financial
Jacob Ferng                 Officer and Principal Accounting
                            Officer)

                                      -18-

                            Director                             September 21, 2001
-------------------
Glenn Penisten

/s/ Lawrence S. Dolin       Director                             September 21, 2001
----------------------
Lawrence S. Dolin

                            Director                             September 21, 2001
---------------------
Steven H. Owings

/s/ Steven R. Fischer       Director                             September 21, 2001
---------------------
Steven R. Fischer

                                      -19-

                                  EXHIBIT INDEX

*4.1        2000 Stock Option Plan.
 4.2        1994 Outside Directors Stock Option Plan
*5.1        Opinion  of Olshan  Grundman  Frome  Rosenzweig  & Wolosky as to the
            legality of the stock covered by this registration statement.
*23.1       Consent of KPMG LLP, independent public accountants.
*23.2       Consent   of   PricewaterhouseCoopers    LLP,   independent   public
            accountants.
*23.3       Consent  of  Olshan  Grundman  Frome   Rosenzweig  and  Wolosky  LLP
            (included  in exhibit  5.1) 24.1  Powers of  Attorney  (included  on signature page).

------------------
*   Filed herewith.

                                      -20-